For Immediate Release

Contact:

Bruce Riggins (Company) Jerry Daly or Carol McCune

Chief Financial Officer Daly Gray (Media)

(561) 227-1302 (703) 435-6293

Innkeepers USA Trust Confirms No Current Sale Exploration Process,

Affirms Commitment to Building Shareholder Value

PALM BEACH, Fla., March 31, 2006--Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale extended-stay hotel properties throughout the United States, today confirmed that the company is not currently engaged in a process of exploring a possible sale of the company.

Chief Executive Officer Jeffrey Fisher remarked, "Innkeepers USA Trust has performed strongly throughout the industry recovery over the last two years, due in large part to the dedication of our employees. This performance has been overshadowed recently by intense market and media speculation concerning a possible sale of our company. Rumors concerning a possible impending sale of the company have the potential to distract our employees and disrupt our business. At this time, we believe it is in the best interests of the company's shareholders to confirm that we are not currently engaged in a process of exploring a possible sale of the company. We are very focused on our ongoing business, and, as outlined in detail in our February 28, 2006 earnings release, we are expecting another outstanding year."

"We remain committed to building shareholder value," Fisher added. "As part of this commitment, we have in the past considered, and may in the future consider, opportunities to

- more -

Innkeepers USA

build shareholder value through a review of our strategic alternatives, including potential acquisitions and dispositions as well as the sale of the company. It should be noted, however, that the company does not intend to make any announcements concerning any such review or transaction, should the company determine to undertake any such efforts or enter into discussions with respect to a possible transaction, unless and until the company has entered into a definitive agreement regarding a transaction."

Innkeepers USA Trust owns 70 hotels with a total of 8,825 suites or rooms in 20 states and Washington, D.C., and focuses on acquiring and/or developing premium branded upscale extended-stay, select-service and full-service hotels and the rebranding and repositioning of other hotel properties. For more information about Innkeepers USA Trust, visit the company's Web site at www.innkeepersusa.com.

This press release, and other publicly available information on the Company, includes forward looking statements within the meaning of federal securities law. These statements include terms such as "should", "may", "believe" and "estimate", or assumptions, estimates or forecasts about future hotel and Company performance and results, and the Company's future need for capital. Such statements should not be relied on because they involve risks that could cause actual results to differ materially from the Company's expectations when such statements are made. Some of these risks are set forth in reports filed from time to time with the SEC and include, without limitation, (i) the operational risks of the hotel business (including decreasing hotel revenues and increasing hotel expenses) under the company's taxable REIT subsidiary structure, (ii) risks that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or higher oil prices or changes in domestic or international political environments negatively affect the travel industry and the company, (iii) risk of declines in the performance and prospects of businesses and industries (e.g., technology, automotive, aerospace, pharmaceuticals) that are important hotel demand generators in the company's key markets (e.g. the Silicon Valley, CA, Northern NJ, Washington, DC, etc.), (iv) risk that poor, declining and/or uncertain international, national, regional and/or local economic conditions will, among other things, negatively affect demand for the company's hotel rooms and the availability and terms of financing, (v) risk that the company's ability to maintain its properties in competitive condition

- more -

Innkeepers USA

becomes prohibitively expensive, (vi) risk that pricing in the hotel acquisition market becomes prohibitively expensive or non-financeable and that potential acquisitions or developments do not perform in accordance with expectations, (vii) risk that the Company may invest in hotels of a size or nature (e.g., upscale full service or resort) different than those it has focused on historically (e.g., upscale extended-stay, and mid-scale limited service); (viii) risks related to an increasing focus on development, including permitting risks, increasing the proportion of Company assets not producing revenue at a given time and risks that projects cost more, take longer to complete or do not perform as anticipated; (ix) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce) may reduce demand for hotels in general or the Company's hotels in particular, (x) the complex tax rules that the company must satisfy to qualify as a REIT and the potentially severe consequences of failing to satisfy such requirements, and (xi) governmental regulation that may increase the company's cost of doing business or otherwise negatively effect its business or its attractiveness as an investment and create risk of liability for non-compliance (e.g., changes in laws affecting wages, taxes or dividends, compliance with building codes, compliance with the Americans with Disabilities Act, workers compensation law changes, the Sarbanes-Oxley law, etc.). The Company undertakes no obligation to update any forward looking statement to reflect actual results, changes in the Company's expectation, or for any other reason.